Exhibit 5

Rite Aid Corporation

30 Hunter Lane
Camp Hill, Pennsylvania 17011

May 24, 2012

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011

Re:          Rite Aid Corporation—Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of Rite Aid Corporation, a Delaware corporation (the “Company”), and in such capacity have acted as counsel to the Company and each of the Company’s subsidiaries listed on Schedule I hereto (the “Additional Registrants”) in connection with Automatic Shelf Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”).  The Registration Statement relates to the issuance and sale from time to time by the Company and holders of certain equity securities of the Company of the following securities of the Company:  (i) senior debt securities (which may be secured or unsecured) or subordinated debt securities, which may be in one or more series (the “Debt Securities”), and which may be guaranteed by one or more of the Additional Registrants, which may be issued under the Senior Debt Securities Indenture, dated as of May 29, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly know as The Bank of New York Trust Company, N.A.), as trustee, relating to senior debt securities (as amended and supplemental, the “Senior Indenture”), and the subordinated indenture (the “Subordinated Indenture”), proposed to be entered into by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to BNY Midwest Trust Company, the form of which is an exhibit to the Registration Statement (collectively, the “Indentures” and each trustee, a “Trustee”); (ii) guarantees of the Debt Securities (the “Guarantees”) that may be issued from time to time by one or more of the Additional Registrants; (iii) shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”), in one or more series; (iv) shares of common stock, $1.00 par value per share, of the Company (“Common Stock”); (v) warrants (“Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named (the “Warrant Agent” or “Warrant Agents”); and (vi) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock as may be issued as dividends on Preferred Stock or upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Stock”).  The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Warrants and the Indeterminate Stock are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

(i)                                     the Registration Statement relating to the Offered Securities;

(ii)                                  an executed copy of the Senior Indenture, and the form of senior note included therein;

(iii)                               the form of Subordinated Indenture, and the form of subordinated note included therein;

(iv)                              a copy of the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of April 30, 2012;

(v)                                 a copy of the Amended and Restated By-laws of the Company, as amended and in effect as of the date hereof;

(vi)                              a copy of the certificate of incorporation, certificate of formation, statement of partnership existence, articles of organization or other formation document, as applicable, of each of the Additional Registrants;

(vii)                           a copy of the by-laws, limited liability company agreement, operating agreement, partnership agreement or other governing document, as applicable, in each case as amended and in effect on the date hereof, of each of the Additional Registrants;

(viii)                        copies of certain resolutions of the Board of Directors of the Company, adopted on May 13, 2008 and February 12, 2012 and of the Executive Committee of the Board of Directors on February 7, 2007 and May 30, 2008, relating to the registration of the Offered Securities and related matters; and

(ix)                                the action by written consent of the Board of Directors, Managers, or Partners of each of the Additional Registrants, dated February 13, 2012, relating to the registration of certain of the Offered Debt Securities (as defined below), the related Guarantees and related matters.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Additional Registrants and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Additional Registrants and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company and the Additional Registrants, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company and the Additional Registrants, the validity and binding effect on such parties.  I have assumed that the Subordinated Indenture, any supplemental indentures to the Indentures and the Warrant Agreements will be duly authorized, executed and delivered by the Trustee and Warrant Agents, respectively, and that any Debt Securities, Guarantees or Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or the Warrant Agents, respectively. In addition, I have also assumed that the terms of the Offered Debt Securities (as defined below) and Offered Warrants (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or the Additional Registrants are subject, (ii) any law, rule or regulation to which the Company or the Additional Registrants are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company, the Additional Registrants and others and of public officials.

I am a member of the bar of the States of New York and New Jersey, and I do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non-Opined on Law on the opinions stated herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.                                       With respect to any series of Debt Securities, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture and any supplemental indenture thereto has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company, the Additional Registrants, if any, and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) where applicable, the boards of directors, general partners, members or managers of the Additional Registrants, including any appropriate committees appointed thereby, and appropriate officers of the Additional Registrants have taken all necessary corporate action to approve the Guarantees of the Offered Debt Securities and related matters; (vi) each Indenture and any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vii) the terms of the Offered Debt Securities, including the Guarantees, if any, and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company or the charter or by-laws (or other applicable constituent documents) of any Additional Registrant; and (viii) the Offered Debt Securities, including the Guarantees, if any, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Indenture and any supplemental indenture relating to the Offered Debt Securities or any officers’ certificate or board resolution adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, and the Guarantees thereon, if any, when granted in accordance with the applicable Indenture and any supplemental indenture relating to the Offered Debt Securities and any officers’ certificate or board resolution adopted in connection with the issuance of such Offered Debt Securities, will be valid and binding obligations of the Company and the Additional Registrants, enforceable against the Company and the Additional Registrants, respectively, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.                                       With respect to any series of Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters and the Offered Securities into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company and so as to comply with the applicable Warrant Agreement; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

3.                                       With respect to the shares of any series of Preferred Stock, including any Indeterminate Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Restated Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Amended and Restated By-laws of the Company so as not to violate the Restated Certificate of Incorporation or Amended and Restated By-laws; and (vii) if certificated, certificates in the form required under the DGCL representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Preferred Stock.

4.                                       With respect to any offering of Common Stock by the Company, including any Indeterminate Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Restated Certificate of Incorporation and By-laws so as not to violate the Restated Certificate of Incorporation or Amended and Restated By-laws; and (vi) if certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Common Stock.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Marc A. Strassler

Schedule I

Additional Registrants

112 Burleigh Avenue Norfolk, LLC

1515 West State Street Boise, Idaho, LLC

1740 Associates, LLC

3581 Carter Hill Road - Montgomery Corp.

4042 Warrensville Center Road — Warrensville Ohio, Inc.

5277 Associates, Inc.

5600 Superior Properties, Inc.

657-659 Broad St. Corp.

764 South Broadway-Geneva, Ohio, LLC

Ann & Government Streets - Mobile, Alabama, LLC

Apex Drug Stores, Inc.

Broadview and Wallings-Broadview Heights Ohio, Inc.

Central Avenue & Main Street Petal - MS, LLC

Eagle Managed Care Corp.

Eckerd Corporation

EDC Drug Stores, Inc.

Eighth and Water Streets-Urichsville, Ohio, LLC

England Street - Asheland Corporation

Fairground, LLC

GDF, Inc.

Genovese Drug Stores, Inc.

Gettysburg and Hoover - Dayton, Ohio, LLC

Harco, Inc.

JCG (PJC) USA, LLC

JCG Holdings (USA), Inc.

K & B Alabama Corporation

K & B Louisiana Corporation

K & B Mississippi Corporation

K & B Services, Incorporated

K & B Tennessee Corporation

K & B Texas Corporation

K & B, Incorporated

Keystone Centers, Inc.

Lakehurst and Broadway Corporation

Maxi Drug North, Inc.

Maxi Drug South, L.P.

Maxi Drug, Inc.

Maxi Green, Inc.

Mayfield & Chillicothe Roads - Chesterland, LLC

Munson & Andrews, LLC

Name Rite, LLC

Northline & Dix - Toledo - Southgate, LLC

P.J.C. Distribution, Inc.

P.J.C. Realty Co., Inc.

Patton Drive and Navy Boulevard Property Corporation

Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC

PDS-1 Michigan, Inc.

Perry Distributors, Inc.

Perry Drug Stores, Inc.

PJC Dorchester Realty LLC

PJC East Lyme Realty LLC

PJC Haverhill Realty LLC

PJC Hermitage Realty LLC

PJC Hyde Park Realty LLC

PJC Lease Holdings, Inc.

PJC Manchester Realty LLC

PJC Mansfield Realty LLC

PJC New London Realty LLC

PJC of Massachusetts, Inc.

PJC of Rhode Island, Inc.

PJC of Vermont, Inc.

PJC Peterborough Realty LLC

PJC Providence Realty LLC

PJC Realty MA, Inc.

PJC Realty N.E. LLC

PJC Revere Realty LLC

PJC Special Realty Holdings, Inc.

Ram-Utica, Inc.

RDS Detroit, Inc.

READ’S, Inc.

Rite Aid Drug Palace, Inc.

Rite Aid Hdqtrs. Corp.

Rite Aid Hdqtrs. Funding, Inc.

Rite Aid of Alabama, Inc.

Rite Aid of Connecticut, Inc.

Rite Aid of Delaware, Inc.

Rite Aid of Florida, Inc.

Rite Aid of Georgia, Inc.

Rite Aid of Illinois, Inc.

Rite Aid of Indiana, Inc.

Rite Aid of Kentucky, Inc.

Rite Aid of Maine, Inc.

Rite Aid of Maryland, Inc.

Rite Aid of Massachusetts, Inc.

Rite Aid of Michigan, Inc.

Rite Aid of New Hampshire, Inc.

Rite Aid of New Jersey, Inc.

Rite Aid of New York, Inc.

Rite Aid of North Carolina, Inc.

Rite Aid of Ohio, Inc.

Rite Aid of Pennsylvania, Inc.

Rite Aid of South Carolina, Inc.

Rite Aid of Tennessee, Inc.

Rite Aid of Vermont, Inc.

Rite Aid of Virginia, Inc.

Rite Aid of Washington, D.C., Inc.

Rite Aid of West Virginia, Inc.

Rite Aid Online Store Inc.

Rite Aid Payroll Management Inc.

Rite Aid Realty Corp.

Rite Aid Rome Distribution Center, Inc.

Rite Aid Services, LLC

Rite Aid Specialty Pharmacy, LLC

Rite Aid Transport, Inc.

Rite Fund, Inc.

Rite Investments Corp.

Rx Choice, Inc.

Seven Mile and Evergreen - Detroit, LLC

Silver Springs Road-Baltimore, Maryland/One, LLC

Silver Springs Road-Baltimore, Maryland/Two, LLC

State & Fortification Streets - Jackson, Mississippi, LLC

State Street and Hill Road-Gerard, Ohio, LLC

The Jean Coutu Group (PJC) USA, Inc.

The Lane Drug Company

Thrift Drug, Inc.

Thrifty Corporation

Thrifty PayLess, Inc.

Tyler and Sanders Road - Birmingham, Alabama, LLC